Exhibit 10.1

PROMISSORY NOTE

$200,000	July 31, 2017

For Value Received, the undersigned Digiliti Money, Inc., a Minnesota corporation (the “Maker”), promises to pay to the order of James L. Davis, an individual residing in Eden Prairie, Minnesota (the “Holder”), the principal sum of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000), or such other amount as may be outstanding hereunder from time to time, together with interest as set out herein, at such place in the United States of America as the Holder may designate in writing.

Section 1. Interest Rate. This Note shall bear interest at a rate per annum equal to four percent (4.0%). Interest on this Note shall accrue from the date hereof until all outstanding balances under this Note are paid in full. All interest due hereunder shall be computed on the per annum basis of a month of 30 days and a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Interest shall be payable on the Maturity Date (as defined below).

Section 2. Maturity Date. The outstanding principal balance, together with accrued and unpaid interest and all other unpaid obligations hereunder, shall be due and payable in full on the earlier of (a) the date the Maker enters into any financing, in the form of debt or equity, and (b) 90 days from the date hereof (the “Maturity Date”).

Section 3. Seniority. This Note represents the senior indebtedness of the Maker.

Section 4. Representations and Warranties. The Maker represents and warrants to the Holder that (a) it is a corporation duly incorporated and in good standing under Minnesota law and duly qualified to do business in each jurisdiction where such qualification is necessary, (b) the execution and delivery of this Note, and the performance by the Maker of its obligations hereunder are within the Maker’s corporate powers and have been duly authorized by all necessary corporate action on the Maker’s part, and (c) this Note is the Maker’s legal, valid and binding obligation, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the Maker’s articles of incorporation or bylaws or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Maker is bound.

Section 5. Events of Default. If any one or more of the following events (“Events of Default”) shall occur, then, in any such event, the Holder may, at its option, declare this Note to be immediately due and payable, together with all unpaid interest accrued hereon, without further notice or demand, but in the case of any of the occurrence of any of events described in paragraphs (d) or (e) below, this Note shall become automatically due and payable, including unpaid interest accrued hereon, without notice or demand:

(a) The Maker shall default in the due and punctual payment of any principal amount or any interest, fees, charges, costs, or expenses on this Note when the same shall become due and payable;

(b) Any representation or warranty made by the Maker under or in connection with this Note shall prove to have been incorrect in any material respect when made;

(c) Default in the due observance or performance of any covenant, condition or agreement on the part of the Maker to be observed or performed pursuant to the terms of this Note;

(d) The Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of its properties or assets, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

(e) An order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking the reorganization or liquidation of the Maker or of all or a substantial part of the properties or assets of the Maker, or appointing a receiver, trustee or liquidator of the Maker, and such order, judgment or decree shall continue unstayed and in effect for any period of ten days.

If this Note or any payment required to be made thereunder is not paid on the due date (whether at original maturity or following acceleration), the Holder shall have, in addition to any other rights it may have under applicable laws, the right to set off the indebtedness evidenced by this Note against any indebtedness of such holder to the Maker.

Section 6. No Waiver. No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Maker in any case shall entitle the Maker to any notice or demand in similar or other circumstances.

Section 7. GOVERNING LAW. THIS NOTE IS TO BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. THE MAKER SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT WITH JURISDICTION IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY WAIVES ANY OBJECTION TO PROCEEDING BEFORE SUCH COURTS BASED UPON LACK OF PERSONAL JURISDICTION OR INCONVENIENT FORUM.

Section 8. WAIVER OF JURY TRIAL. THE MAKER AND, BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9. Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to this Note, together with all fees, charges and other amounts that are treated as interest on this Note under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Holder in accordance with applicable law, the rate of interest payable in respect hereof, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

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In Witness Whereof, the undersigned has duly caused this Note to be executed as of the date first above written.

DIGILITI MONEY, INC.

By:	/s/ Bryan Meier
Bryan Meier
Chief Financial Officer

Signature Page to Promissory Note